EXHIBIT 99.1
AAM Reports Fourth Quarter and Full Year 2024 Financial Results

AAM Delivers Solid Full Year 2024 Adjusted EBITDA Growth

DETROIT, February 14, 2025 -- American Axle & Manufacturing Holdings, Inc. (AAM), (NYSE: AXL) today reported its financial results for the fourth quarter and full year 2024.
Fourth Quarter 2024 Results
•Sales of $1.38 billion
•Net loss of $(13.7) million, or (1.0)% of sales
•Adjusted EBITDA of $160.8 million, or 11.6% of sales
•Loss per share of $(0.12); Adjusted loss per share of $(0.06)
•Net cash provided by operating activities of $151.2 million; Adjusted free cash flow of $79.2 million
Full Year 2024 Results
•Sales of $6.12 billion
•Net income of $35.0 million, or 0.6% of sales
•Adjusted EBITDA of $749.2 million, or 12.2% of sales
•Diluted earnings per share of $0.29; Adjusted earnings per share of $0.51
•Net cash provided by operating activities of $455.4 million; Adjusted free cash flow of $230.3 million

“AAM delivered strong full year Adjusted EBITDA growth driven in large part by operational performance,” said AAM’s Chairman and Chief Executive Officer, David C. Dauch. “As we look to 2025, AAM will remain focused on optimization of our core business while closing on our announced combination with the Dowlais Group.”

AAM's sales in the fourth quarter of 2024 were $1.38 billion as compared to $1.46 billion in the fourth quarter of 2023. Sales for the fourth quarter of 2024 were negatively impacted by volume and mix. AAM's sales for full year 2024 were $6.12 billion as compared to $6.08 billion for full year 2023.

AAM's net loss in the fourth quarter of 2024 was $(13.7) million, or $(0.12) per share, as compared to net loss of $(19.1) million, or $(0.16) per share in the fourth quarter of 2023. AAM's net income for full year 2024 was $35.0 million, or $0.29 per share, as compared to net loss of $(33.6) million, or $(0.29) per share, for full year 2023. AAM's Adjusted loss per share in the fourth quarter of 2024 was $(0.06) as compared to Adjusted loss per share of $(0.09) in the fourth quarter of 2023. AAM's Adjusted earnings per share for full year 2024 was $0.51 as compared to Adjusted loss per share of $(0.09) for full year 2023.

In the fourth quarter of 2024, AAM's Adjusted EBITDA was $160.8 million, or 11.6% of sales, as compared to $169.5 million, or 11.6% of sales, in the fourth quarter of 2023. For full year 2024, AAM's Adjusted EBITDA was $749.2 million, or 12.2% of sales, as compared to $693.3 million, or 11.4% of sales, in 2023.

AAM's net cash provided by operating activities for the fourth quarter of 2024 was $151.2 million as compared to $52.9 million for the fourth quarter of 2023. AAM's net cash provided by operating activities for full year 2024 was $455.4 million as compared to $396.1 million for full year 2023.

AAM's Adjusted free cash flow for the fourth quarter of 2024 was $79.2 million as compared to $4.5 million for the fourth quarter of 2023. AAM's Adjusted free cash flow for full year 2024 was $230.3 million as compared to $219.0 million for full year 2023.

AAM's 2025 Financial Outlook
AAM's full year 2025 financial targets are as follows:
•AAM is targeting sales in the range of $5.8- $6.05 billion.
•AAM is targeting Adjusted EBITDA in the range of $700 - $760 million.
•AAM is targeting Adjusted free cash flow in the range of $200 - $230 million; this target assumes capital spending of approximately 5% of sales.

These targets are based on the following assumptions for 2025:
•North American light vehicle production of approximately 15.1 million units.
•AAM's production estimates of key programs that we support.
•Current customer launch schedules and operating environment.
•AAM’s 2025 financial outlook does not account for any changes to future policy, including tariffs, tax and other regulations.
•AAM's outlook assumes the sale of AAM's commercial vehicle axle business in India is completed by July 1, 2025.
•Does not reflect any costs and expenses relating to the announced combination with Dowlais, which will impact actual results. Reflects guidance for AAM on a stand-alone pre-combination basis only.

Fourth Quarter 2024 Conference Call Information
A conference call to review AAM's fourth quarter results is scheduled today at 10:00 a.m. ET. Interested participants may listen to the live conference call by logging onto AAM's investor web site at http://investor.aam.com or calling (877) 883-0383 from the United States or (412) 902-6506 from outside the United States with access code 0198702. A replay will be available one hour after the call is complete until February 21, 2025 by dialing (877) 344-7529 from the United States or (412) 317-0088 from outside the United States. When prompted, callers should enter replay access code 2688905.

Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included within this press release, AAM has provided certain information, which includes non-GAAP financial measures such as Adjusted EBITDA, Adjusted earnings per share and Adjusted free cash flow. Such information is reconciled to its most directly comparable GAAP measure in accordance with Securities and Exchange Commission rules and is included in the attached supplemental data.

Certain of the forward-looking financial measures included in this earnings release are provided on a non-GAAP basis. A reconciliation of non-GAAP forward-looking financial measures to the most directly comparable forward-looking financial measures calculated and presented in accordance with GAAP has been provided. The amounts in these reconciliations are based on our current estimates and actual results may differ materially from these forward-looking estimates for many reasons, including potential event driven transactional and other non-core operating items and their related effects in any future period, the magnitude of which may be significant.

Management believes that these non-GAAP financial measures are useful to management, investors, and banking institutions in their analysis of AAM's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.

Definition of Non-GAAP Financial Measures
AAM defines Adjusted earnings per share to be diluted earnings per share excluding the impact of impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gains or losses on equity securities, pension curtailment and settlement charges, impairment charges, and non-recurring items, including the tax effect thereon.

AAM defines EBITDA to be earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gains or losses on equity securities, pension curtailment and settlement charges, impairment charges and non-recurring items.

AAM defines free cash flow to be net cash provided by operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment and government grants. Adjusted free cash flow is defined as free cash flow excluding the impact of cash payments for restructuring and acquisition-related costs, and cash payments related to the Malvern fire, including payments for capital expenditures, net of recoveries.

Company Description
As a leading global Tier 1 Automotive and Mobility Supplier, AAM (NYSE: AXL) designs, engineers and manufactures Driveline and Metal Forming technologies to support electric, hybrid and internal combustion vehicles. Headquartered in Detroit, with over 75 facilities in 16 countries, AAM is bringing the future faster for a safer and more sustainable tomorrow. To learn more, visit aam.com.

Forward-Looking Statements
In this earnings release, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” "target," and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: global economic conditions, including the impact of inflation, recession or recessionary concerns, or slower growth in the markets in which we operate; reduced purchases of our products by General Motors Company (GM), Stellantis N.V. (Stellantis), Ford Motor Company (Ford) or other customers; our ability to respond to changes in technology, increased competition or pricing pressures; our ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; our ability to attract new customers and programs for new products; reduced demand for our customers' products (particularly light trucks and sport utility vehicles (SUVs) produced by GM, Stellantis and Ford); our ability to consummate strategic initiatives and successfully integrate acquisitions and joint ventures; risks inherent in our global operations (including tariffs and the potential consequences thereof to us, our suppliers, and our customers and their suppliers, adverse changes in trade agreements, such as the United States-Mexico-Canada Agreement (USMCA), compliance with customs and trade regulations, immigration policies, political stability or geopolitical conflicts, taxes and other law changes, potential disruptions of production and supply, and currency rate fluctuations); supply shortages and the availability of natural gas or other fuel and utility sources in certain regions, labor shortages, including increased labor costs, or price increases in raw material and/or freight, utilities or other operating supplies for us or our customers as a result of pandemic or epidemic illness, geopolitical conflicts, natural disasters or otherwise; a significant disruption in operations at one or more of our key manufacturing facilities; risks inherent in transitioning our business from internal combustion engine vehicle products to hybrid and electric vehicle products; our ability to realize the expected revenues from our new and incremental business backlog; negative or unexpected tax consequences, including those resulting from tax litigation; risks related to a failure of our information technology systems and networks, including cloud-based applications, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber attacks, including increasingly sophisticated cyber attacks incorporating use of artificial intelligence, and other similar disruptions; our suppliers', our customers' and their suppliers' ability to maintain satisfactory labor relations and avoid or minimize work stoppages; cost or availability of financing for working capital, capital expenditures, research and development (R&D) or other general corporate purposes including acquisitions, as well as our ability to comply with financial covenants; our customers' and suppliers' availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; an impairment of our goodwill, other intangible assets, or long-lived assets if our business or market conditions indicate that the carrying values of those assets exceed their fair values; liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers; our ability or our customers' and suppliers' ability to successfully launch new product programs on a timely basis; risks of environmental issues, including impacts of climate-related events, that could result in unforeseen issues or costs at our facilities, or risks of noncompliance with environmental laws and regulations, including reputational damage; our ability to maintain satisfactory labor relations and avoid work stoppages; our ability to achieve the level of cost reductions required to sustain global cost competitiveness or our ability to recover certain cost increases from our customers; price volatility in, or reduced availability of, fuel; our ability to protect our intellectual property and successfully defend against assertions made against us; adverse changes in laws, government regulations or market conditions affecting our products or our customers' products; our ability or our customers' and suppliers' ability to comply with regulatory requirements and the potential costs of such compliance; changes in liabilities arising from pension and other postretirement benefit obligations; our ability to attract and retain qualified personnel in key positions and functions; and other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

Additional Information
This press release may be deemed to be solicitation material in respect of AAM’s combination with Dowlais Group (the “Combination”), including the issuance of AAM’s shares of common stock in respect of the Combination. In connection with the foregoing proposed issuance of AAM’s shares of common stock, AAM expects to file a proxy statement on Schedule 14A (together with any amendments and supplements thereto, the “Proxy Statement”) with Securities and Exchange Commission the (“SEC”). To the extent the Combination is effected as a scheme of arrangement under English law, the issuance of AAM’s shares of common stock in connection with the Combination would not be expected to require registration under the Securities Act, pursuant to an exemption provided by Section 3(a)(10) under the Securities Act of 1933 (the “Securities Act”). In the event that AAM exercises its right to elect to implement the Combination by way of a takeover offer (as defined in the UK Companies Act 2006) or otherwise determines to conduct the Combination in a manner that is not exempt from the registration requirements of the Securities Act, AAM expects to file a registration statement with the SEC containing a prospectus with respect to the AAM’s shares that would be issued in the Combination. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEME DOCUMENT, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED BY AAM WITH THE SEC OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AAM, THE COMBINATION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the Proxy Statement, the scheme document, and other documents filed by AAM with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the Proxy Statement, the scheme document, and other documents filed by AAM with the SEC at https://www.aam.com/investors.

Participants in the Solicitation
AAM and its directors, executive officers and certain other members of management and employees will be participants in the solicitation of proxies from AAM’s shareholders in respect of the Combination, including the proposed issuance of AAM’s shares of common stock in connection with the Combination. Information regarding AAM’s directors and executive officers is contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 16, 2024, the definitive proxy statement on Schedule 14A for AAM’s 2024 annual meeting of stockholders, which was filed with the SEC on March 21, 2024 and the Current Report on Form 8-K of AAM, which was filed with the SEC on May 2, 2024. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement when it is filed with the SEC. To the extent holdings of AAM’s securities by its directors or executive officers change from the amounts set forth in the Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC by AAM. These documents may be obtained free of charge from the SEC's website at www.sec.gov and AAM’s website at https://www.aam.com/investors.

Profit Forecasts and Estimates
The statements in this press release setting out targets for Adjusted EBITDA and Adjusted free cash flow of AAM for FY25 (together, the “AAM FY25 Profit Forecast”) constitute profit forecasts of AAM for the purposes of Rule 28.1(a) of the UK Takeover Code (Code). The UK Takeover Panel has granted AAM a dispensation from the requirement to include reports from reporting accountants and AAM’s financial advisers in relation to the FY25 Profit Forecast because it is an ordinary course profit forecast and Dowlais has agreed to the dispensation.

Other than the AAM FY25 Profit Forecast, nothing in this press release (including any statement of estimated cost savings or synergies) is intended, or is to be construed, as a profit forecast or profit estimate for any period or is to be interpreted to mean that earnings or earnings per share of AAM or Dowlais for the current or future financial years will necessarily match or exceed the published earnings or earnings per share of AAM or Dowlais, as appropriate.

AAM Directors’ Confirmation
In accordance with Rule 28.1(c)(i) of the Code, the AAM directors confirm that, as at the date of this press release, the AAM FY25 Profit Forecast is valid and has been properly compiled on the basis of the assumptions stated in AAM's RNS announcement on or around the date of this press release and that the basis of accounting used is consistent with AAM's accounting policies.

# # #

For more information:
Investor Contact
David H. Lim
Head of Investor Relations
(313) 758-2006
david.lim@aam.com

Media Contact
Christopher M. Son
Vice President, Marketing & Communications
(313) 758-4814
chris.son@aam.com

Or visit the AAM website at www.aam.com.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in millions, except per share data)

Net sales	$1,380.8	$1,463.0	$6,124.9	$6,079.5

Cost of goods sold	1,226.5	1,308.1	5,383.5	5,455.2

Gross profit	154.3	154.9	741.4	624.3

Selling, general and administrative expenses	89.0	95.7	387.1	366.9

Amortization of intangible assets	20.8	21.4	82.9	85.6

Impairment charge	—	—	12.0	—

Restructuring and acquisition-related costs	8.3	9.0	18.0	25.2

Operating income	36.2	28.8	241.4	146.6

Interest expense	(43.9)	(50.2)	(186.0)	(201.7)

Interest income	6.6	7.3	28.1	26.2

Other income (expense):
Debt refinancing and redemption costs	(0.1)	(1.0)	(0.6)	(1.3)
Pension curtailment and settlement charges	—	(1.3)	—	(1.3)
Gain (loss) on equity securities	—	0.1	(0.1)	(1.1)
Other income (expense), net	(5.7)	3.0	(20.0)	8.1

Income (loss) before income taxes	(6.9)	(13.3)	62.8	(24.5)

Income tax expense	6.8	5.8	27.8	9.1

Net income (loss)	$(13.7)	$(19.1)	$35.0	$(33.6)

Diluted earnings (loss) per share	$(0.12)	$(0.16)	$0.29	$(0.29)

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2024	December 31, 2023
	(in millions)
ASSETS
Current assets
Cash and cash equivalents	$552.9	$519.9
Accounts receivable, net	709.1	818.5
Inventories, net	442.5	482.9
Prepaid expenses and other	152.2	185.3
Current assets held-for-sale	58.1	—
Total current assets	1,914.8	2,006.6

Property, plant and equipment, net	1,622.8	1,760.9
Deferred income taxes	199.5	169.4
Goodwill	172.0	182.1
Other intangible assets, net	456.7	532.8
GM postretirement cost sharing asset	111.7	111.9
Operating lease right-of-use assets	110.3	115.6
Other assets and deferred charges	472.1	477.0
Total assets	$5,059.9	$5,356.3

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$47.9	$17.0
Accounts payable	700.5	773.9
Accrued compensation and benefits	193.0	200.1
Deferred revenue	14.2	16.6
Current portion of operating lease liabilities	22.8	21.9
Accrued expenses and other	172.4	172.1
Current liabilities held-for-sale	24.4	—
Total current liabilities	1,175.2	1,201.6

Long-term debt, net	2,576.9	2,751.9
Deferred revenue	37.0	70.4
Deferred income taxes	11.8	16.5
Long-term portion of operating lease liabilities	89.9	95.5
Postretirement benefits and other long-term liabilities	606.3	615.5
Total liabilities	4,497.1	4,751.4

Total stockholders' equity	562.8	604.9
Total liabilities and stockholders' equity	$5,059.9	$5,356.3

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in millions)
Operating activities
Net income (loss)	$(13.7)	$(19.1)	$35.0	$(33.6)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	115.4	121.4	469.7	487.2
Impairment charges	—	—	12.0	—
Other	49.5	(49.4)	(61.3)	(57.5)
Net cash provided by operating activities	151.2	52.9	455.4	396.1

Investing activities
Purchases of property, plant and equipment	(78.0)	(56.0)	(248.0)	(194.6)
Proceeds from sale of property, plant and equipment	0.4	0.1	4.0	0.9
Acquisition of business, net of cash acquired	(0.6)	(0.6)	(7.3)	(2.5)
Proceeds from government grants	—	—	2.0	—
Other	(2.4)	(1.3)	(5.5)	11.7
Net cash used in investing activities	(80.6)	(57.8)	(254.8)	(184.5)

Financing activities
Net debt activity	(56.2)	(94.3)	(150.1)	(177.2)
Other	6.0	(3.0)	(6.1)	(28.3)
Net cash used in financing activities	(50.2)	(97.3)	(156.2)	(205.5)

Effect of exchange rate changes on cash	(10.0)	6.5	(11.4)	2.3

Net increase (decrease) in cash and cash equivalents	10.4	(95.7)	33.0	8.4

Cash and cash equivalents at beginning of period	542.5	615.6	519.9	511.5

Cash and cash equivalents at end of period	$552.9	$519.9	$552.9	$519.9

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.
Earnings before interest expense, income taxes and depreciation and amortization (EBITDA) and Adjusted EBITDA(a)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in millions)

Net income (loss)	$(13.7)	$(19.1)	$35.0	$(33.6)
Interest expense	43.9	50.2	186.0	201.7
Income tax expense	6.8	5.8	27.8	9.1
Depreciation and amortization	115.4	121.4	469.7	487.2
EBITDA	152.4	158.3	718.5	664.4
Restructuring and acquisition-related costs	8.3	9.0	18.0	25.2
Debt refinancing and redemption costs	0.1	1.0	0.6	1.3
Impairment charge	—	—	12.0	—
Loss (gain) on equity securities	—	(0.1)	0.1	1.1
Pension curtailment and settlement charges	—	1.3	—	1.3
Adjusted EBITDA	$160.8	$169.5	$749.2	$693.3

Adjusted earnings (loss) per share(b)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Diluted earnings (loss) per share	$(0.12)	$(0.16)	$0.29	$(0.29)
Restructuring and acquisition-related costs	0.07	0.07	0.14	0.22
Debt refinancing and redemption costs	—	0.01	0.01	0.01
Impairment charge	—	—	0.10	—
Loss on equity securities	—	—	—	0.01
Pension curtailment and settlement charges	—	0.01	—	0.01
Tax effect of adjustments	(0.01)	(0.02)	(0.03)	(0.05)
Adjusted earnings (loss) per share	$(0.06)	$(0.09)	$0.51	$(0.09)
Adjusted earnings (loss) per share are based on weighted average diluted shares outstanding of 117.6 million and 117.1 million for the three months ended December 31, 2024 and 2023 respectively, and 121.9 million and 116.6 million for the twelve months ended December 31, 2024 and 2023, respectively.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.

Free cash flow and Adjusted free cash flow(c)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in millions)
Net cash provided by operating activities	$151.2	$52.9	$455.4	$396.1
Capital expenditures net of proceeds from the sale of property, plant and equipment and from government grants	(77.6)	(55.9)	(242.0)	(193.7)
Free cash flow	73.6	$(3.0)	213.4	202.4
Cash payments for restructuring and acquisition-related costs	5.6	7.5	16.9	23.6
Insurance proceeds related to Malvern fire, net	—	—	—	(7.0)
Adjusted free cash flow	$79.2	$4.5	$230.3	$219.0

Segment Financial Information

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in millions)
Segment Sales
Driveline	$979.6	$1,015.2	$4,253.3	$4,176.7
Metal Forming	520.6	576.2	2,414.3	2,454.3
Total Sales	1,500.2	1,591.4	6,667.6	6,631.0
Intersegment Sales	(119.4)	(128.4)	(542.7)	(551.5)
Net External Sales	$1,380.8	$1,463.0	$6,124.9	$6,079.5

Segment Adjusted EBITDA(a)
Driveline	$133.3	$140.1	$578.2	$543.6
Metal Forming	27.5	29.4	171.0	149.7
Total Segment Adjusted EBITDA	$160.8	$169.5	$749.2	$693.3

Full Year 2025 Financial Outlook

	Adjusted EBITDA
	Low End	High End
	(in millions)
Net income	$25	$60
Interest expense	170	180
Income tax expense	15	30
Depreciation and amortization	465	465
Full year 2025 targeted EBITDA	675	735
Restructuring costs	25	25
Full year 2025 targeted Adjusted EBITDA	$700	$760

	Adjusted Free Cash Flow
	Low End	High End
	(in millions)
Net cash provided by operating activities	$475	$505
Capital expenditures net of proceeds from the sale of property, plant and equipment	(300)	(300)
Full year 2025 targeted Free Cash Flow	175	205
Cash payments for restructuring costs	25	25
Full year 2025 targeted Adjusted Free Cash Flow	$200	$230

___________
(a)We define EBITDA to be earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gains or losses on equity securities, pension curtailment and settlement charges, impairment charges and non-recurring items. We believe that EBITDA and Adjusted EBITDA are meaningful measures of performance as they are commonly utilized by management and investors to analyze operating performance and entity valuation. Our management, the investment community and the banking institutions routinely use EBITDA and Adjusted EBITDA, together with other measures, to measure our operating performance relative to other Tier 1 automotive suppliers. We also use Segment Adjusted EBITDA as the measure of earnings to assess the performance of each segment and determine the resources to be allocated to the segments. EBITDA and Adjusted EBITDA are also key metrics used in our calculation of incentive compensation. EBITDA and Adjusted EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under GAAP. Other companies may calculate EBITDA and Adjusted EBITDA differently.

(b)We define Adjusted earnings per share to be diluted earnings per share excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gains or losses on equity securities, pension curtailment and settlement charges, impairment charges and non-recurring items, including the tax effect thereon. We believe Adjusted earnings per share is a meaningful measure as it is commonly utilized by management and investors in assessing ongoing financial performance that provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of core operating performance and which may obscure underlying business results and trends. Other companies may calculate Adjusted earnings per share differently.

(c)    We define free cash flow to be net cash provided by operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment and government grants. Adjusted free cash flow is defined as free cash flow excluding the impact of cash payments for restructuring and acquisition-related costs and cash payments related to the Malvern fire, including payments for capital expenditures, net of recoveries. We believe free cash flow and Adjusted free cash flow are meaningful measures as they are commonly utilized by management and investors to assess our ability to generate cash flow from business operations to repay debt and return capital to our stockholders. Free cash flow and Adjusted free cash flow are also key metrics used in our calculation of incentive compensation. Other companies may calculate free cash flow and Adjusted free cash flow differently.